Exhibit 21.1
LIST OF SUBSIDIARIES OF WELLCARE HEALTH PLANS, INC.
As of January 31, 2018

Entity Name	Jurisdiction of Organization
Accountable Care Coalition of Arizona, LLC	Arizona
Accountable Care Coalition of Central Georgia, LLC	Georgia
Accountable Care Coalition of Chesapeake, LLC	Maryland
Accountable Care Coalition of Coastal Georgia, LLC	Georgia
Accountable Care Coalition of Community Health Centers II, LLC	Texas
Accountable Care Coalition of Community Health Centers, LLC	Texas
Accountable Care Coalition of DeKalb, LLC	Georgia
Accountable Care Coalition of Eastern Wisconsin, LLC	Wisconsin
Accountable Care Coalition of GA Community Health Centers, LLC	Georgia
Accountable Care Coalition of Georgia, LLC	Georgia
Accountable Care Coalition of Hawaii LLC	Hawaii
Accountable Care Coalition of Indiana, LLC	Indiana
Accountable Care Coalition of Louisiana, LLC	Louisiana
Accountable Care Coalition of Maryland Primary Care, LLC	Maryland
Accountable Care Coalition of Maryland, LLC	Maryland
Accountable Care Coalition of Mississippi, LLC	Mississippi
Accountable Care Coalition of Mount Kisco, LLC	New York
Accountable Care Coalition of New Jersey LLC	New Jersey
Accountable Care Coalition of North Texas, LLC	Texas
Accountable Care Coalition of Northeast Georgia, LLC	Georgia
Accountable Care Coalition of Northwest Florida, LLC	Florida
Accountable Care Coalition of Pennsylvania LLC	Pennsylvania
Accountable Care Coalition of South Carolina, LLC	South Carolina
Accountable Care Coalition of Southeast Texas, Inc.	Texas
Accountable Care Coalition of Southeast Wisconsin, LLC	Wisconsin
Accountable Care Coalition of Syracuse, LLC	New York
Accountable Care Coalition of Tennessee, LLC	Tennessee
Accountable Care Coalition of Texas, Inc.	Texas
Accountable Care Coalition of the North West Region, LLC	Oregon
Accountable Care Coalition of the Northwest Region II, LLC	Oregon
Accountable Care Coalition of the Tri-Counties, LLC	South Carolina
Accountable Care Coalition of Western Georgia, LLC	Georgia
American Progressive Life and Health Insurance Company of New York	New York - DOI
America's 1st Choice California Holdings, LLC	Florida
APS Healthcare Holdings, Inc.	Delaware

Entity Name	Jurisdiction of Organization
APS Healthcare, Inc.	Delaware
APS Parent, Inc.	Delaware
AWC of Syracuse, Inc.	New York
Care 1st Health Plan Arizona, Inc.	Arizona
Care1st Health Plan Administrative Services, Inc.	Arizona
Chrysalis Medical Services, LLC	New Jersey
Collaborative Health Systems of Maryland, Inc.	Maryland
Collaborative Health Systems of Virginia, Inc.	Virginia
Collaborative Health Systems, LLC	New York
Comprehensive Health Management, Inc. (also does business as Comprehensive Health Management Inc. of Florida, Comprehensive Health Management of Florida, Inc., Florida Comprehensive Health Management, Inc., Comprehensive Health Management of Pennsylvania, Inc., and WellCare Innovation Institute)
Florida
Comprehensive Reinsurance, Ltd.	Cayman Islands
Easy Choice Health Plan, Inc.	California
Essential Care Partners, LLC	Texas
Exactus Pharmacy Solutions, Inc. (f/k/a WellCare Specialty Pharmacy, Inc.)	Delaware
Harmony Behavioral Health IPA, Inc.	New York
Harmony Behavioral Health, Inc.	Florida
Harmony Health Management, Inc.	New Jersey
Harmony Health Plan, Inc. (f/k/a Harmony Health Plan of Illinois, Inc.)	Illinois
Harmony Health Systems, Inc.	New Jersey
Heritage Health Systems of Texas, Inc.	Texas
Heritage Health Systems, Inc.	Texas
HHS Texas Management, Inc.	Georgia
HHS Texas Management, L.P.	Georgia
Hudson Accountable Care, LLC	New York
Maine Community Accountable Care Organization, LLC	Maine
Maine Primary Care Holdings, LLC	Maine
Maryland Collaborative Care, LLC	Maryland
Mid-Atlantic Collaborative Care, LLC	Maryland
Missouri Care, Incorporated (also does business as Missouri Care and Missouri Care Health Plan)	Missouri
Northern Maryland Collaborative Care, LLC	Maryland
Ohana Health Plan, Inc.	Hawaii
One Care by Care1st Health Plan of Arizona, Inc.	Arizona
Penn Marketing America, LLC	Delaware
Premier Marketing Group, LLC	Delaware
Quincy Coverage Corporation	New York
SelectCare Health Plans, Inc.	Texas
SelectCare of Texas, Inc.	Texas

Entity Name	Jurisdiction of Organization
The WellCare Management Group, Inc.	New York
UAM Agent Services Corp.	Iowa
UAM/APS Holding Corp.	Delaware
Universal American Corp.	Delaware
Universal American Financial Services, Inc.	Delaware
Universal American Holdings, LLC	Delaware
Virginia Collaborative Care, LLC	Virginia
WCG Health Management, Inc.	Delaware
WellCare Health Insurance Company of America	Arkansas
WellCare Health Insurance Company of Kentucky, Inc. (f/k/a WellCare Health Insurance of Illinois, Inc.; also does business as WellCare of Kentucky, Inc.)	Kentucky
WellCare Health Insurance of Arizona, Inc. (also does business as ‘Ohana Health Plan, Inc.)	Arizona
WellCare Health Insurance of New York, Inc.	New York
WellCare Health Plans of Arizona, Inc.	Arizona
WellCare Health Plans of California, Inc.	California
WellCare Health Plans of Kentucky, Inc.	Kentucky
WellCare Health Plans of New Jersey, Inc.	New Jersey
WellCare Health Plans of Tennessee, Inc.	Tennessee
WellCare of Alabama, Inc.	Alabama
WellCare of Connecticut, Inc.	Connecticut
WellCare of Florida, Inc. (also does business as Staywell Health Plan of Florida and HealthEase)	Florida
WellCare of Georgia, Inc.	Georgia
WellCare of Kansas, Inc.	Kansas
WellCare of Maine, Inc.	Maine
WellCare of Mississippi, Inc.	Mississippi
WellCare of Nebraska, Inc.	Nebraska
WellCare of New Mexico, Inc.	New Mexico
WellCare of New York, Inc.	New York
WellCare of Ohio, Inc.	Ohio
WellCare of Oklahoma, Inc.	Oklahoma
WellCare of Pennsylvania, Inc.	Pennsylvania
WellCare of Puerto Rico, Inc.	Puerto Rico
WellCare of South Carolina, Inc.	South Carolina
WellCare of Texas, Inc. (also does business as WellCare of Arizona)	Texas
WellCare of Virginia, Inc.	Virginia
WellCare Pharmacy Benefits Management, Inc.	Delaware
WellCare Prescription Insurance, Inc.	Florida
Windsor Health Group, Inc.	Tennessee
Windsor Management Services, Inc. (also does business as Windsor MS Inc. and Windsor Services Inc.)	Tennessee

Entity Name	Jurisdiction of Organization
Worlco Management Services, Inc.	New York

Other affiliates:
The WellCare Community Foundation, a Delaware not-for-profit corporation
Golden Triangle Physician Alliance, a Texas not-for-profit corporation
Heritage Physician Networks, a Texas not-for-profit corporation

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